UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2011

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Casey’s General Stores, Inc. (the “Company”) approved the award of stock options under the 2009 Stock Incentive Plan (the “Plan”) covering an aggregate of 441,000 shares of Common Stock to officers and other key employees of the Company. Four executive officers, consisting of Messrs. Handley, Walljasper and Billmeyer and Ms. Jackowski, each received options covering 20,000 shares of Common Stock. The stock option awards vest in full on June 23, 2014.

The Committee also approved the award of 15,000 restricted stock units to Mr. Myers, Chief Executive Officer, under the Plan. The restricted stock units vest in full on June 23, 2014.

Copies of the forms of Stock Option Grant and Restricted Stock Unit Agreement (Chief Executive Officer), along with the form of Restricted Stock Unit Agreement (Officers and Other Employees), are being filed as exhibits to this Form 8-K and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date:	June 27, 2011	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.	Description

10.41(a)	Form of Stock Option Grant

10.41(b)	Form of Restricted Stock Units Agreement (Chief Executive Officer)

10.41(c)	Form of Restricted Stock Units Agreement (Officers and Other Employees)

3